Exhibit 99.1

PRESS RELEASE

STELLAR BANCORP, INC. REPORTS

FOURTH QUARTER 2025 RESULTS

HOUSTON, January 28, 2026 - Stellar Bancorp, Inc. (the “Company” or “Stellar”) (NYSE: STEL) today reported net income of $26.1 million, or diluted earnings per share of $0.51, for the fourth quarter of 2025 and net income of $102.9 million, or diluted earnings per share of $1.99, for the full year 2025.

Financial Highlights

•	Strong Net Interest Income and Margin: Net interest income was $103.4 million for the fourth quarter of 2025 up from $100.6 million for the third quarter of 2025. The tax equivalent net interest margin, excluding PAA (“Purchase Accounting Adjustments”), was 4.06%(1) for the fourth quarter of 2025 compared to 4.00%(1) for the third quarter of 2025.

•	Solid Profitability: Net income for the full year 2025 was $102.9 million, or diluted earnings per share of $1.99, which translated into a return on average assets of 0.97%, a return on average equity of 6.34% and a return on average tangible equity of 11.48%(1). Net income for the fourth quarter of 2025 was $26.1 million, or diluted earnings per share of $0.51, which translated into an annualized return on average assets of 0.97%, an annualized return on average equity of 6.23% and an annualized return on average tangible equity of 10.90%(1).

•	Meaningful Book Value Build: Book value per share increased to $32.78 at December 31, 2025 from $30.09 at December 31, 2024. Tangible book value per share increased to $21.62(1) at December 31, 2025 from $21.08(1) at September 30, 2025 and from $19.05(1) at December 31, 2024.

•	Repurchase of Shares: Repurchased 299,347 shares at a weighted average price per share of $30.44 during the fourth quarter of 2025.

•	Paydown of Subordinated Debt: On October 1, 2025, the Company completed the previously announced redemption of $30 million of its $60 million of subordinated debt.

Year 2025 Results

Net interest income for 2025 decreased $6.4 million, or 1.6%, to $401.6 million from $408.0 million for 2024. The net interest margin on a tax equivalent basis decreased to 4.20% for 2025 from 4.24% for 2024. The decrease in net interest income from the prior year was primarily due to the decrease in average interest-earning assets partially offset by the decrease in cost of interest-bearing liabilities. Net interest income for 2025 benefited from $19.3 million of income from PAA down from $33.0 million for 2024. Excluding PAA, net interest income (tax equivalent) for 2025 would have been $382.7 million(1) and the tax equivalent net interest margin would have been 3.99%(1) an increase from $375.3 million and 3.89% for the year 2024.

Noninterest income for 2025 was $21.8 million, a decrease of $1.3 million, or 5.4%, compared to $23.0 million for 2024. Noninterest income decreased in 2025 compared to 2024 primarily due to losses on sales and write-downs on foreclosed assets recorded during 2025.

Noninterest expense for 2025 decreased $3.5 million, or 1.2%, to $285.5 million compared to $289.0 million for 2024. The decrease in noninterest expense during 2025 compared to 2024 was primarily due to a $3.2 million decrease in professional fees, a $2.6 million decrease in amortization of intangibles and a $1.4 million decrease in regulatory assessments partially offset by a $3.5 million increase salaries and employee benefits.

The efficiency ratio was 62.28%(1) for 2025 compared to 61.53%(1) for 2024. Annualized returns on average assets, average equity and average tangible equity were 0.97%, 6.34% and 11.48%(1) for 2025, respectively, compared to 1.08%, 7.34% and 13.89%(1) for 2024, respectively.

(1)	Refer to the calculation of this non-GAAP financial measure on page 10 of this earnings release. The calculation of returns on average tangible equity and the efficiency ratio have been adjusted from prior period disclosures.

Fourth Quarter 2025 Results

Net interest income in the fourth quarter of 2025 increased $2.7 million, or 2.7%, to $103.4 million from $100.6 million for the third quarter of 2025. The net interest margin on a tax equivalent basis increased to 4.21% for the fourth quarter of 2025 from 4.20% for the third quarter of 2025. The increase in net interest income from the prior quarter was primarily due to the decrease in the balance and cost of average interest-bearing liabilities. Net interest income for the fourth quarter of 2025 benefited from $3.8 million of income from PAA compared to $4.8 million in the third quarter of 2025. Excluding PAA, net interest income (tax equivalent) for the fourth quarter of 2025 would have been $99.7 million(1) and the tax equivalent net interest margin would have been 4.06%(1) compared to net interest income of $95.9 million and tax equivalent net interest margin of 4.00% for the third quarter of 2025.

Noninterest income for the fourth quarter of 2025 was $5.5 million, an increase of $522 thousand, or 10.5%, compared to $5.0 million for the third quarter of 2025. Noninterest income increased in the fourth quarter of 2025 compared to the third quarter of 2025 primarily due to a death benefit on bank-owned life insurance received during the fourth quarter of 2025.

Noninterest expense for the fourth quarter of 2025 decreased $984 thousand, or 1.3%, to $72.2 million compared to $73.1 million for the third quarter of 2025. The decrease in noninterest expense during the fourth quarter of 2025 compared to the third quarter of 2025 was primarily due to a decrease in amortization of intangibles of $624 thousand and a decrease in regulatory assessments of $483 thousand.

The efficiency ratio was 61.64%(1) for the fourth quarter of 2025 compared to 63.69%(1) for the third quarter of 2025. Annualized returns on average assets, average equity and average tangible equity were 0.97%, 6.23% and 10.90%(1) for the fourth quarter of 2025, respectively, compared to 0.97%, 6.30% and 11.45%(1) for the third quarter of 2025, respectively.

Financial Condition

Total assets at December 31, 2025 were $10.81 billion, an increase of $178.5 million compared to $10.63 billion at September 30, 2025. The increase in total assets was largely due to an increase of $356.2 million in securities and a $132.7 million increase in loans, partially offset by a $303.9 million decrease in interest-bearing deposits at other financial institutions.

Total loans at December 31, 2025 increased $132.7 million to $7.30 billion compared to $7.17 billion at September 30, 2025. At December 31, 2025, the remaining balance of the PAA on loans was $54.3 million.

Total deposits at December 31, 2025 increased $204.0 million to $9.02 billion compared to $8.82 billion at September 30, 2025 primarily due to increases in noninterest-bearing and interest-bearing demand deposits partially offset by a decrease in certificates and other time deposits.

Asset Quality

Nonperforming assets totaled $60.0 million, or 0.56% of total assets, at December 31, 2025, compared to $54.2 million, or 0.51% of total assets, at September 30, 2025 and $38.9 million, or 0.36% of total assets, at December 31, 2024. The allowance for credit losses on loans as a percentage of total loans was 1.15% at December 31, 2025 compared to 1.10% at September 30, 2025 and 1.09% at December 31, 2024.

The year ended December 31, 2025 included a provision for credit losses of $10.2 million compared to a reversal of provision for credit losses of $2.9 million for the year ended December 31, 2024. Net charge-offs for the year ended December 31, 2025 were $3.8 million, or 0.05% of average loans, compared to net charge-offs of $6.7 million, or 0.09% of average loans, for the year ended December 31, 2024.

The provision for credit losses was $5.1 million for the fourth quarter of 2025 compared to $305 thousand for the third quarter of 2025 primarily due to loan growth. Net charge-offs for the fourth quarter of 2025 were $71 thousand compared to net charge-offs of $3.3 million, or 0.18% (annualized) of average loans, for the third quarter of 2025.

GAAP Reconciliation of Non-GAAP Financial Measures

Stellar’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 10 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call Cancelled

As a result of today’s announcement that the Company has entered into a merger agreement with Prosperity Bancshares, Inc., the Company has cancelled the previously announced conference call regarding the Company’s fourth quarter results, which was scheduled for Friday, January 30, 2026, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time).

About Stellar Bancorp, Inc.

Stellar Bancorp, Inc. is a bank holding company headquartered in Houston, Texas. Stellar’s principal banking subsidiary, Stellar Bank, provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers across Houston, Dallas, Beaumont and surrounding communities in Texas.

Investor Relations

ir@stellar.bank

Forward-Looking Statements

Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, future financial performance and operating results, the Company’s plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including statements related to the expected timing, completion and benefits of the proposed transaction with Prosperity Bancshares, Inc., projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “scheduled,” “plans,” “intends,” “projects,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” “would,” or “continue” or negatives of such terms or other comparable terminology.

All forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Stellar to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: changes in the interest rate environment, the value of Stellar’s assets and obligations and the availability of capital and liquidity; general competitive, economic, political and market conditions; and other factors that may affect future results of Stellar including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; disruptions to the economy and the U.S. banking system; risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators; legislative changes, executive orders, regulatory actions and reforms of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Texas Department of Banking.

Additional factors which could affect the Company’s future results can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at www.sec.gov. We disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Stellar Bancorp, Inc.

Financial Highlights

(Unaudited)

	2025				2024
	December 31	September 30	June 30	March 31	December 31
	(Dollars in thousands)
ASSETS:
Cash and due from banks	$94,331	$99,407	$136,060	$130,932	$419,967
Interest-bearing deposits at other financial institutions	325,122	629,042	442,044	429,643	491,249
Total cash and cash equivalents	419,453	728,449	578,104	560,575	911,216

Available for sale securities, at fair value	2,198,459	1,842,268	1,729,684	1,719,371	1,673,016

Loans held for investment	7,300,591	7,167,857	7,287,347	7,283,133	7,439,854
Less: allowance for credit losses on loans	(83,629)	(78,924)	(83,165)	(83,746)	(81,058)
Loans, net	7,216,962	7,088,933	7,204,182	7,199,387	7,358,796

Accrued interest receivable	35,869	34,865	35,537	37,669	37,884
Premises and equipment, net	106,118	107,803	108,615	109,750	111,856
Federal Reserve Bank and Federal Home Loan Bank stock	45,532	45,437	47,099	20,902	8,209
Bank-owned life insurance	109,477	109,358	108,726	108,108	107,498
Goodwill	497,318	497,318	497,318	497,318	497,318
Core deposit intangibles, net	71,018	75,929	81,468	87,007	92,546
Other assets	106,388	97,753	102,277	94,800	107,451
Total assets	$10,806,594	$10,628,113	$10,493,010	$10,434,887	$10,905,790

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing	$3,407,865	$3,210,948	$3,183,693	$3,205,619	$3,576,206
Interest-bearing
Demand	2,114,997	1,960,857	1,941,156	1,863,752	1,845,749
Money market and savings	2,469,845	2,489,169	2,393,767	2,248,616	2,253,193
Certificates and other time	1,028,759	1,156,489	1,154,998	1,244,726	1,453,236
Total interest-bearing deposits	5,613,601	5,606,515	5,489,921	5,357,094	5,552,178
Total deposits	9,021,466	8,817,463	8,673,614	8,562,713	9,128,384

Accrued interest payable	5,508	9,429	7,607	9,856	17,052
Borrowed funds	—	—	69,925	119,923	—
Subordinated debt	40,226	70,196	70,165	70,135	70,105
Other liabilities	70,740	77,887	67,865	61,428	82,389
Total liabilities	9,137,940	8,974,975	8,889,176	8,824,055	9,297,930

SHAREHOLDERS’ EQUITY:
Common stock	509	512	514	521	534
Capital surplus	1,174,894	1,182,781	1,185,048	1,202,628	1,240,050
Retained earnings	566,216	547,717	529,216	510,072	492,640
Accumulated other comprehensive loss	(72,965)	(77,872)	(110,944)	(102,389)	(125,364)
Total shareholders’ equity	1,668,654	1,653,138	1,603,834	1,610,832	1,607,860
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,806,594	$10,628,113	$10,493,010	$10,434,887	$10,905,790

Stellar Bancorp, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended					Year Ended
	2025				2024	2025	2024
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$119,866	$122,557	$121,814	$120,640	$128,738	$484,877	$531,680
Securities:
Taxable	17,619	16,278	15,293	16,148	14,789	65,338	49,903
Tax-exempt	808	808	810	812	814	3,238	3,262
Deposits in other financial institutions	5,745	5,770	4,782	4,720	5,681	21,017	17,555
Total interest income	144,038	145,413	142,699	142,320	150,022	574,470	602,400

INTEREST EXPENSE:
Demand, money market and savings deposits	29,484	32,376	31,097	27,574	27,877	120,531	113,246
Certificates and other time deposits	10,370	10,920	11,459	13,527	16,830	46,276	68,745
Borrowed funds	6	56	407	517	235	986	4,549
Subordinated debt	795	1,417	1,401	1,444	2,123	5,057	7,868
Total interest expense	40,655	44,769	44,364	43,062	47,065	172,850	194,408
NET INTEREST INCOME	103,383	100,644	98,335	99,258	102,957	401,620	407,992
Provision for (reversal of) credit losses	5,131	305	1,090	3,632	942	10,158	(2,880)
Net interest income after provision for credit losses	98,252	100,339	97,245	95,626	102,015	391,462	410,872

NONINTEREST INCOME:
Service charges on deposit accounts	1,592	1,545	1,561	1,584	1,590	6,282	6,430
(Loss) gain on sale/write-down of assets	(171)	(491)	(57)	417	(112)	(302)	769
Bank-owned life insurance	1,026	632	618	610	622	2,886	2,414
Debit card and interchange income	583	572	566	520	570	2,241	2,191
Other	2,478	2,728	3,103	2,374	2,362	10,683	11,242
Total noninterest income	5,508	4,986	5,791	5,505	5,032	21,790	23,046

NONINTEREST EXPENSE:
Salaries and employee benefits	42,913	43,175	40,927	41,792	43,797	168,807	165,357
Net occupancy and equipment	4,776	4,518	4,399	3,926	4,401	17,619	17,864
Depreciation	2,056	2,015	1,992	1,995	1,984	8,058	7,807
Data processing and software amortization	5,796	5,882	5,620	5,682	5,551	22,980	21,652
Professional fees	1,587	1,601	1,287	1,786	3,428	6,261	9,424
Regulatory assessments and FDIC insurance	1,205	1,688	1,561	1,733	1,636	6,187	7,568
Amortization of intangibles	4,930	5,554	5,548	5,548	5,581	21,580	24,220
Communications	872	855	861	847	807	3,435	3,418
Advertising	1,333	1,425	1,167	782	1,593	4,707	4,127
Other	6,690	6,429	6,642	6,075	6,488	25,836	27,521
Total noninterest expense	72,158	73,142	70,004	70,166	75,266	285,470	288,958
INCOME BEFORE INCOME TAXES	31,602	32,183	33,032	30,965	31,781	127,782	144,960
Provision for income taxes	5,454	6,513	6,680	6,263	6,569	24,910	29,957
NET INCOME	$26,148	$25,670	$26,352	$24,702	$25,212	$102,872	$115,003

EARNINGS PER SHARE
Basic	$0.51	$0.50	$0.51	$0.46	$0.47	$1.99	$2.15
Diluted	$0.51	$0.50	$0.51	$0.46	$0.47	$1.99	$2.15

Stellar Bancorp, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended					Year Ended
	2025				2024	2025	2024
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$26,148	$25,670	$26,352	$24,702	$25,212	$102,872	$115,003

Earnings per share, basic	$0.51	$0.50	$0.51	$0.46	$0.47	$1.99	$2.15
Earnings per share, diluted	$0.51	$0.50	$0.51	$0.46	$0.47	$1.99	$2.15
Dividends per share	$0.15	$0.14	$0.14	$0.14	$0.14	$0.57	$0.53

Return on average assets(A)	0.97%	0.97%	1.01%	0.94%	0.94%	0.97%	1.08%
Return on average equity(A)	6.23%	6.30%	6.62%	6.21%	6.21%	6.34%	7.34%
Return on average tangible equity(A)(B)(D)	10.90%	11.45%	12.16%	11.48%	11.53%	11.48%	13.89%
Net interest margin (tax equivalent)(A)(C)	4.21%	4.20%	4.18%	4.20%	4.25%	4.20%	4.24%
Net interest margin (tax equivalent) excluding PAA(A)(B)(C)	4.06%	4.00%	3.95%	3.97%	3.94%	3.99%	3.89%
Efficiency ratio(B)(E)	61.64%	63.69%	61.87%	61.93%	64.46%	62.28%	61.53%

Capital Ratios
Stellar Bancorp, Inc. (Consolidated)
Equity to assets	15.44%	15.55%	15.28%	15.44%	14.74%	15.44%	14.74%
Tangible equity to tangible assets(B)(E)	10.75%	10.74%	10.34%	10.42%	9.87%	10.75%	9.87%
Estimated Total capital ratio (to risk-weighted assets)	15.73%	16.33%	15.98%	15.97%	16.00%	15.73%	16.00%
Estimated Common equity Tier 1 capital (to risk weighted assets)	14.18%	14.43%	14.06%	14.05%	14.14%	14.18%	14.14%
Estimated Tier 1 capital (to risk-weighted assets)	14.31%	14.55%	14.18%	14.17%	14.26%	14.31%	14.26%
Estimated Tier 1 leverage (to average tangible assets)	11.52%	11.60%	11.44%	11.20%	11.31%	11.52%	11.31%
Stellar Bank
Estimated Total capital ratio (to risk-weighted assets)	15.03%	15.45%	15.39%	15.40%	15.28%	15.03%	15.28%
Estimated Common equity Tier 1 capital (to risk-weighted assets)	13.83%	14.27%	14.18%	14.20%	14.13%	13.83%	14.13%
Estimated Tier 1 capital (to risk-weighted assets)	13.83%	14.27%	14.18%	14.20%	14.13%	13.83%	14.13%
Estimated Tier 1 leverage (to average tangible assets)	11.14%	11.37%	11.44%	11.22%	11.21%	11.14%	11.21%

Other Data
Weighted average shares:
Basic	51,083	51,283	51,529	53,146	53,422	51,753	53,469
Diluted	51,167	51,356	51,569	53,197	53,471	51,805	53,510
Period end shares outstanding	50,902	51,228	51,398	52,141	53,429	50,902	53,429
Book value per share	$32.78	$32.27	$31.20	$30.89	$30.09	$32.78	$30.09
Tangible book value per share(B)	$21.62	$21.08	$19.94	$19.69	$19.05	$21.62	$19.05
Employees - full-time equivalents	1,075	1,065	1,062	1,054	1,037	1,075	1,037

(A)	Interim periods annualized.
(B)	Refer to the calculation of these non-GAAP financial measures on page 10 of this Earnings Release.
(C)	Net interest margin represents net interest income divided by average interest-earning assets.
(D)	The calculation of return on average tangible equity has been adjusted from prior period disclosures and all periods presented above have been recalculated and disclosed under the same calculation.
(E)	The calculation of the efficiency ratio represents total noninterest expense less amortization of core deposits, divided by the sum of net interest income and noninterest income, excluding net gains and losses on the sale/write-down of assets. This calculation has been adjusted from prior period disclosures and all periods presented above have been recalculated and disclosed under the same calculation.

Stellar Bancorp, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans	$7,198,899	$119,866	6.61%	$7,228,778	$122,557	6.73%	$7,477,332	$128,738	6.85%
Securities	1,976,112	18,427	3.70%	1,790,897	17,086	3.79%	1,702,111	15,603	3.65%
Deposits in other financial institutions	578,480	5,745	3.94%	505,342	5,770	4.53%	473,719	5,681	4.77%
Total interest-earning assets	9,753,491	$144,038	5.86%	9,525,017	$145,413	6.06%	9,653,162	$150,022	6.18%
Allowance for credit losses on loans	(78,995)			(82,983)			(84,423)
Noninterest-earning assets	1,070,537			1,076,831			1,080,436
Total assets	$10,745,033			$10,518,865			$10,649,175

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$2,008,416	$13,281	2.62%	$1,935,203	$14,356	2.94%	$1,623,867	$11,341	2.78%
Money market and savings deposits	2,546,538	16,203	2.52%	2,475,306	18,020	2.89%	2,312,711	16,536	2.84%
Certificates and other time deposits	1,127,248	10,370	3.65%	1,162,461	10,920	3.73%	1,538,785	16,830	4.35%
Borrowed funds	327	6	7.28%	3,156	56	7.04%	15,979	235	5.85%
Subordinated debt	40,211	795	7.84%	70,181	1,417	8.01%	101,394	2,123	8.33%
Total interest-bearing liabilities	5,722,740	$40,655	2.82%	5,646,307	$44,769	3.15%	5,592,736	$47,065	3.35%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	3,269,053			3,172,054			3,342,636
Other liabilities	88,715			82,993			99,041
Total liabilities	9,080,492			8,901,354			9,034,413
Shareholders’ equity	1,664,541			1,617,511			1,614,762
Total liabilities and shareholders’ equity	$10,745,033			$10,518,865			$10,649,175

Net interest rate spread			3.04%			2.91%			2.83%

Net interest income and margin		$103,383	4.21%		$100,644	4.19%		$102,957	4.24%

Net interest income and margin (tax equivalent)		$103,487	4.21%		$100,739	4.20%		$103,039	4.25%

Cost of funds			1.79%			2.01%			2.10%
Cost of deposits			1.77%			1.96%			2.02%

Stellar Bancorp, Inc.

Financial Highlights

(Unaudited)

	Year Ended December 31,
	2025			2024
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans	$7,263,152	$484,877	6.68%	$7,712,122	$531,680	6.89%
Securities	1,828,752	68,576	3.75%	1,593,073	53,165	3.34%
Deposits in other financial institutions	488,213	21,017	4.30%	334,654	17,555	5.25%
Total interest-earning assets	9,580,117	$574,470	6.00%	9,639,849	$602,400	6.25%
Allowance for credit losses on loans	(81,708)			(91,770)
Noninterest-earning assets	1,086,711			1,098,396
Total assets	$10,585,120			$10,646,475

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,952,032	$54,429	2.79%	$1,618,212	$48,290	2.98%
Money market and savings deposits	2,407,951	66,102	2.75%	2,236,678	64,956	2.90%
Certificates and other time deposits	1,196,586	46,276	3.87%	1,574,598	68,745	4.37%
Borrowed funds	20,791	986	4.74%	77,662	4,549	5.86%
Subordinated debt	62,605	5,057	8.08%	107,768	7,868	7.30%
Total interest-bearing liabilities	5,639,965	$172,850	3.06%	5,614,918	$194,408	3.46%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	3,236,602			3,369,931
Other liabilities	85,472			94,165
Total liabilities	8,962,039			9,079,014
Shareholders' equity	1,623,081			1,567,461
Total liabilities and shareholders' equity	$10,585,120			$10,646,475

Net interest rate spread			2.94%			2.79%

Net interest income and margin		$401,620	4.19%		$407,992	4.23%

Net interest income and margin (tax equivalent)		$402,005	4.20%		$408,305	4.24%

Cost of funds			1.95%			2.16%
Cost of deposits			1.90%			2.07%

Stellar Bancorp, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended
	2025				2024
	December 31	September 30	June 30	March 31	December 31
	(Dollars in thousands)
Loan Portfolio:
Commercial and industrial	$1,476,559	$1,332,795	$1,346,744	$1,362,266	$1,362,260
Real estate:
Commercial real estate (including multi-family residential)	3,766,294	3,733,293	3,840,981	3,854,607	3,868,218
Commercial real estate construction and land development	720,779	753,381	762,911	721,488	845,494
1-4 family residential (including home equity)	1,136,227	1,142,614	1,126,523	1,125,837	1,115,484
Residential construction	124,653	121,197	137,855	141,283	157,977
Consumer and other	76,079	84,577	72,333	77,652	90,421
Total loans held for investment	$7,300,591	$7,167,857	$7,287,347	$7,283,133	$7,439,854

Deposits:
Noninterest-bearing	$3,407,865	$3,210,948	$3,183,693	$3,205,619	$3,576,206
Interest-bearing
Demand	2,114,997	1,960,857	1,941,156	1,863,752	1,845,749
Money market and savings	2,469,845	2,489,169	2,393,767	2,248,616	2,253,193
Certificates and other time	1,028,759	1,156,489	1,154,998	1,244,726	1,453,236
Total interest-bearing deposits	5,613,601	5,606,515	5,489,921	5,357,094	5,552,178
Total deposits	$9,021,466	$8,817,463	$8,673,614	$8,562,713	$9,128,384

Asset Quality:
Nonaccrual loans	$52,548	$46,250	$50,505	$54,518	$37,212
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	52,548	46,250	50,505	54,518	37,212
Foreclosed assets	7,492	7,939	7,652	5,154	1,734
Total nonperforming assets	$60,040	$54,189	$58,157	$59,672	$38,946

Net charge-offs	$71	$3,323	$206	$163	$2,016

Nonaccrual loans:
Commercial and industrial	$7,616	$5,594	$13,395	$11,471	$8,500
Real estate:
Commercial real estate (including multi-family residential)	29,271	25,156	23,359	26,383	16,459
Commercial real estate construction and land development	1,838	2,899	3,412	2,027	3,061
1-4 family residential (including home equity)	13,333	12,083	9,965	14,550	9,056
Residential construction	448	457	176	—	—
Consumer and other	42	61	198	87	136
Total nonaccrual loans	$52,548	$46,250	$50,505	$54,518	$37,212

Asset Quality Ratios:
Nonperforming assets to total assets	0.56%	0.51%	0.55%	0.57%	0.36%
Nonperforming loans to total loans	0.72%	0.65%	0.69%	0.75%	0.50%
Allowance for credit losses on loans to nonperforming loans	159.15%	170.65%	164.67%	153.61%	217.83%
Allowance for credit losses on loans to total loans	1.15%	1.10%	1.14%	1.15%	1.09%
Net charge-offs to average loans (annualized)	0.00%	0.18%	0.01%	0.01%	0.11%

Stellar Bancorp, Inc.

Financial Highlights

(Unaudited)

Stellar’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Stellar believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Stellar’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Stellar reviews pre-tax, pre-provision income, pre-tax pre-provision ROAA, tangible book value per share, return on average tangible equity, tangible equity to tangible assets and net interest margin (tax equivalent) excluding PAA for internal planning and forecasting purposes. Stellar has included in this earnings release information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Stellar calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Stellar Bancorp, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended					Year Ended
	2025				2024	2025	2024
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$26,148	$25,670	$26,352	$24,702	$25,212	$102,872	$115,003
Add: Provision for (reversal of) credit losses	5,131	305	1,090	3,632	942	10,158	(2,880)
Add: Provision for income taxes	5,454	6,513	6,680	6,263	6,569	24,910	29,957
Pre-tax, pre-provision income	$36,733	$32,488	$34,122	$34,597	$32,723	$137,940	$142,080
Total average assets	$10,745,033	$10,518,865	$10,464,157	$10,611,691	$10,649,175	$10,585,120	$10,646,475
Pre-tax, pre-provision return on average assets(A)	1.36%	1.23%	1.31%	1.32%	1.22%	1.30%	1.33%

Total shareholders’ equity	$1,668,654	$1,653,138	$1,603,834	$1,610,832	$1,607,860	$1,668,654	$1,607,860
Less: Goodwill and core deposit intangibles, net	568,336	573,247	578,786	584,325	589,864	568,336	589,864
Tangible shareholders’ equity	$1,100,318	$1,079,891	$1,025,048	$1,026,507	$1,017,996	$1,100,318	$1,017,996
Shares outstanding at end of period	50,902	51,228	51,398	52,141	53,429	50,902	53,429
Tangible book value per share	$21.62	$21.08	$19.94	$19.69	$19.05	$21.62	$19.05

Average shareholders’ equity	$1,664,541	$1,617,511	$1,595,540	$1,614,242	$1,614,762	$1,623,081	$1,567,461
Less: Average goodwill and core deposit intangibles, net	570,721	575,836	581,438	586,895	592,471	578,670	601,768
Average tangible shareholders’ equity	$1,093,820	$1,041,675	$1,014,102	$1,027,347	$1,022,291	$1,044,411	$965,693
Net income	$26,148	$25,670	$26,352	$24,702	$25,212	$102,872	$115,003
Add: Core deposit intangibles amortization, net of tax	3,895	4,388	4,383	4,383	4,409	17,048	19,134
Adjusted net income	$30,043	$30,058	$30,735	$29,085	$29,621	$119,920	$134,137
Return on average tangible equity(A)(B)	10.90%	11.45%	12.16%	11.48%	11.53%	11.48%	13.89%

Total assets	$10,806,594	$10,628,113	$10,493,010	$10,434,887	$10,905,790	$10,806,594	$10,905,790
Less: Goodwill and core deposit intangibles, net	568,336	573,247	578,786	584,325	589,864	568,336	589,864
Tangible assets	$10,238,258	$10,054,866	$9,914,224	$9,850,562	$10,315,926	$10,238,258	$10,315,926
Tangible equity to tangible assets	10.75%	10.74%	10.34%	10.42%	9.87%	10.75%	9.87%

Net interest income (tax equivalent)	$103,487	$100,739	$98,427	$99,353	$103,039	$402,005	$408,305
Less: Purchase accounting accretion	3,781	4,800	5,344	5,397	7,555	19,322	32,999
Adjusted net interest income (tax equivalent)	$99,706	$95,939	$93,083	$93,956	$95,484	$382,683	$375,306
Average earning assets	$9,753,491	$9,525,017	$9,448,589	$9,592,205	$9,653,162	$9,580,117	$9,639,849
Net interest margin (tax equivalent) excluding PAA(A)	4.06%	4.00%	3.95%	3.97%	3.94%	3.99%	3.89%

Noninterest expense	$72,158	$73,142	$70,004	$70,166	$75,266	$285,470	$288,958
Less: Core deposit intangibles amortization	4,930	5,554	5,548	5,548	5,581	21,580	24,220
Adjusted noninterest expense	$67,228	$67,588	$64,456	$64,618	$69,685	$263,890	$264,738
Net interest income	103,383	100,644	98,335	99,258	102,957	401,620	407,992
Noninterest income	5,508	4,986	5,791	5,505	5,032	21,790	23,046
Less: (Loss) gain on sale of assets	(171)	(491)	(57)	417	(112)	(302)	769
Adjusted noninterest income	5,679	5,477	5,848	5,088	5,144	22,092	22,277
Net interest income plus adjusted noninterest income	$109,062	$106,121	$104,183	$104,346	$108,101	$423,712	$430,269
Efficiency ratio(C)	61.64%	63.69%	61.87%	61.93%	64.46%	62.28%	61.53%

(A)	Interim periods annualized.
(B)	The calculation of return on average tangible equity has been adjusted from prior period disclosures and all periods presented above have been recalculated and disclosed under the same calculation.
(C)	The calculation of the efficiency ratio has been adjusted from prior period disclosures and all periods presented above have been recalculated and disclosed under the same calculation.